Exhibit 10.2

DEPOSIT ACCOUNT CONTROL AGREEMENT

(Blocked Account)

This Deposit Account Control Agreement (Blocked Account) (this “Agreement”) is entered into as of May [ ], 2026, by Faraday Future Intelligent Electric Inc.(“Borrower”), [_] (“Lender”), and East West Bank, a California banking corporation (“Deposit Holder”).

RECITALS

A.  Lender has a first-priority security interest in the account(s) listed under Schedule A to this Agreement and related rights and property (collectively, the “Accounts”) pursuant to a Senior Convertible Note dated as of May [ ], 2026 (the “Security Agreement”) executed by Borrower in favor of Lender.

B.  Borrower and Lender are requesting that Deposit Holder enter into this Agreement to perfect Lender’s security interests in the Accounts by control.

C.  Deposit Holder is willing to act as Deposit Holder, but only under the terms of this Agreement. Deposit Holder has no obligation or duties with respect to any other agreements between Lender and Borrower.

AGREEMENT

1.  Security Interest

Deposit Holder acknowledges Lender’s security interest in the Accounts. Borrower ratifies and confirms the security interests it has granted to Lender in the Accounts. This Agreement evidences Lender’s control over the Accounts.

2.  Control of Account by Lender; Borrower’s Rights in Account

2.1  Notwithstanding any separate agreement Borrower may have with Deposit Holder, Lender shall be entitled at any time to give Deposit Holder instructions as to the withdrawal or disposition of available funds from time to time credited to the Accounts, or as to any other matters relating to the Accounts, all without further consent of Borrower. Deposit Holder shall, and is fully entitled to, rely upon any such instructions from Lender even if such instructions are contrary to any instructions or demands that Borrower may give to Deposit Holder.

2.2  Deposit Holder acknowledges and agrees that (i) in accordance with paragraph 2.1 above, it shall comply with the instructions originated by Lender directing disposition of any available funds from time to time credited to the Accounts without further consent of Borrower; (ii) Lender now has exclusive control of the Accounts for purposes of Sections 9312(b) and 9314 of the Uniform Commercial Code, (iii) Borrower does not have a right to make withdrawals or otherwise transact on the Accounts, (iv) the Accounts will be maintained as “deposit accounts” as defined in Section 9102(a)(29) of the Uniform Commercial Code in effect in the State of California, and (v) the Deposit Holder is engaged in the business of banking and is a “bank” as such term is defined in Section 9102(a)(8) of the Uniform Commercial Code in effective in the State of California. Notwithstanding anything to the contrary contained herein, if at any time Deposit Holder shall receive conflicting orders or instructions from Lender and Borrower, Deposit Holder shall follow the orders or instructions of Lender, and not the orders or instructions of Borrower.

2.3  Borrower represents and warrants to Lender and Deposit Holder that it has not assigned or granted a security interest in the Accounts, except to Lender. Borrower will not permit the Accounts to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Lender’s security interests referred to herein.

2.4 The signatures below represent the authorized signers who may give Deposit Holder instructions as to the withdrawal or disposition of available funds in the Accounts:

Name	Telephone #	Email	Signature
[ ]	[ ]	[ ]	[ ]

[ ]	[ ]	[ ]	[ ]

3.  Deposit Holder’s Responsibility

3.1  Deposit Holder shall have no duty to inquire or determine whether Borrower’s obligations to Lender are in default or whether Lender or Borrower is entitled, under any separate agreement between Lender and Borrower, to give any instructions relating to the Accounts. Deposit Holder shall have no responsibility or liability to Lender or Borrower for complying with any order or instruction, whether oral or written, concerning the Accounts, except to the extent such compliance would violate the provisions of this Agreement, or Deposit Holder acted with gross negligence or engaged in willful misconduct. Deposit Holder shall have no responsibility or liability to Lender or Borrower for losses or liabilities resulting from any failure to comply with instructions relating to the Accounts or delay in complying with such instructions if the failure or delay is due to circumstances beyond Deposit Holder’s reasonable control, including without limitation interruptions of communications facilities, civil unrest, acts of God, wars, or terrorist attacks, and provided Deposit Holder had reasonable opportunity to act thereon. Without limiting the foregoing, in no event shall Deposit Holder have any liability for indirect, punitive, exemplary or consequential loss or damages, including without limitation lost profits, whether or not any claim for such loss or such damages is based on tort or contract or Deposit Holder knew or should have known the likelihood of such damages in any circumstances.

3.2  Upon reasonable opportunity for Deposit Holder to act after receipt of Lender’s instructions to that effect and continuing on each Business Day thereafter, Deposit Holder shall transfer all available balances in the Accounts to Lender at its account specified in such instructions. Any disposition of funds Deposit Holder makes in response to instructions from Lender is subject to Deposit Holder’s standard policies, procedures and documentation governing the type of disposition made. Lender agrees to pay all fees for the transfer of funds as per instructions. Funds are not available if, in the reasonable determination of Deposit Holder, they are subject to a dispute or legal process preventing their withdrawal until the Deposit Holder receives an appropriate court order or other assurances acceptable to the Deposit Holder establishing that funds may be disbursed according to instructions then applicable to the Accounts. A “Business Day” is each day except Saturdays, Sundays, or federal or state holidays on which commercial banks in California are authorized or required by law to remain closed.

3.3  Deposit Holder may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

4.  Priority of Lender’s Security Interests; Rights Reserved by Deposit Holder

Deposit Holder agrees that all of its present and future rights against the Accounts are subordinate to Lender’s security interests therein; provided, however, that Lender agrees that nothing herein subordinates or waives, and that Deposit Holder expressly reserves, all of its present and future rights (whether described as rights of setoff, banker’s lien, chargeback or otherwise, and whether available to Deposit Holder under the law or under any other agreement between Deposit Holder and Borrower concerning the Account or otherwise) with respect to (a) items deposited to the Accounts and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of return of any such item; (b) overdrafts on the Accounts; (c) automated clearing house entries; (d) claims of breach of the Uniform Commercial Code’s transfer or presentment warranties made against Deposit Holder in connection with items deposited to the Accounts; and (e) Deposit Holder’s usual and customary charges for services rendered in connection with the Accounts, to the extent that, in each case, Borrower has not separately paid or reimbursed Deposit Holder therefor. To the extent any of the Accounts is a certificate of deposit or time deposit, Deposit Holder will be entitled to deduct any applicable early withdrawal penalty prior to disbursing funds from such Account in response to instructions from Lender.

5.  Statements

In addition to the original deposit account statement for the Accounts which is provided to Borrower, Deposit Holder will send duplicate statements to Lender. Borrower authorizes Deposit Holder to provide any additional information relating to the Accounts to Lender upon its request without Borrower’s further consent.

6.  Notice of Adverse Claims; Record of Security Interest

6.1 Deposit Holder represents to Lender that Deposit Holder has not received notice of any lien, encumbrance or other claim to the Accounts from any other person and has not entered into, and covenants with Lender that it will not enter into, any agreement with any other person by which Deposit Holder is obligated to comply with instructions from such other person as to the disposition of funds from the Accounts or other dealings with the Accounts. Deposit Holder will use commercially reasonable efforts, subject to applicable law, to promptly notify Lender if any other person claims that it has a property interest in the Accounts or seeks to enter into a deposit account control agreement or similar agreement with respect to the Accounts.

6.2  Deposit Holder further represents and warrants that it has marked its books and records to indicate Lender’s security interests in and liens upon the Accounts.

7.  Returned Items

Borrower and Lender understand and agree that Deposit Holder will pay returned items by debiting the applicable Account to the extent that Borrower has not separately paid or reimbursed Deposit Holder therefor. Borrower agrees to pay the amount of any returned item immediately upon demand to the extent that there are not sufficient funds in the applicable Account to cover such amount on the day of the debit. If the Borrower has failed to pay the Bank the full amount of such returned items after demand by the Deposit Holder, Lender agrees that Lender will pay any unpaid amount within twenty (20) days after demand on Lender by Deposit Holder, up to the amount of any proceeds received by Lender under this Agreement. “Returned item” means (i) any item deposited to an Account and returned unpaid, whether for insufficient funds or for any other reason and without regard to timeliness of the return or on any drawee’s notice of non-payment; (ii) any time subject to a Commercial Code or Regulation CC (12 CFR Section 229), as in effect from time to time; (iii) any automated clearing house entry credited to an Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or any other reason, (iv) any credit to an Account from a merchant card transaction, against which a contractual demand of chargeback has been made; and (v) any credit made to an Account in error.

8.  Indemnity.

Borrower and Lender, jointly and individually, agree to indemnify Deposit Holder its officers, directors, employees, and agents against claims, demands, losses, liabilities, damages, costs and expenses arising out of this Agreement including all fees and costs incurred by Deposit Holder in complying with instructions’ or requests given by Lender hereunder, and including reasonable attorneys’ fees and disbursements and the reasonable out of pocket costs and expenses of legal counsel, except to the extent the claims, losses, liabilities, damages, costs or expenses are caused by Deposit Holder’s gross negligence or willful misconduct. IN NO EVENT WILL DEPOSIT HOLDER BE LIABLE TO ANY PARTY FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES.

9.  Termination

Lender shall terminate this Agreement by written notice to Deposit Holder and Borrower in the event that all obligations secured by the Security Agreement by Borrower in favor of Lender have been satisfied in full or at any other time. Deposit Holder may terminate this Agreement on thirty (30) days’ prior written notice to Lender and Borrower. Borrower may not terminate this Agreement except with written consent of Lender.

10.  Governing Law.

10.1  This Agreement will be governed by the internal laws of California, without regard to principles of conflict of laws.

10.2  Deposit Holder’s jurisdiction for purposes of Section 9304 of the Uniform Commercial Code shall be California.

11.  Entire Agreement.

This Agreement is the entire agreement among the parties regarding the subject matter hereof and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter. This Agreement will control over any conflicting agreement between Deposit Holder and Borrower.

12.  Amendments.

No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by Borrower, Lender and Deposit Holder.

13.  Severability.

To the extent a provision of this Agreement is invalid or unenforceable, this Agreement will be construed as if the invalid or unenforceable provisions were omitted.

14.  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of Deposit Holder, Lender and Borrower and their respective successors and assigns.

15.  Notices.

All notices, instructions and/or communications to a party under this Agreement will be in writing and will be sent to the party’s address set forth below or to such other address as the party may notify the other parties. The parties agree, however, that Deposit Holder may, at its sole discretion, accept any notices, instructions and/or communications from parties to this Agreement by use of electronic means (including but not limited to, electronic signatures, facsimile, scanned, pdf format, email, and other electronic means), and that electronic signatures and notices, instructions and/or communications received by Deposit Holder by electronic means shall be legally binding with the same force and effect as manually executed notices, instructions and/or communications.

Lender:	Address: [ ]

[ ]

Attention: [ ]

Tel: [ ]

Email: [ ]

Borrower:	Address: 1990 East Grand Avenue, El Segundo, CA 90245

Attention: Jerry Wang

Tel: 310-613-6490

Email: CapitalMarkets.Team@ff.com, jerry.wang@ff.com

Deposit	Holder: East West Bank

Address: 9300 Flair Drive #100W, El Monte, Ca 91731

Attention: Central Relationship Service

Fax: (626)316-1175

Email: CentralRelationshipService@EastWestBank.com

To the extent that Deposit Holder is precluded from making demand or giving notice hereunder by reason of the commencement of a bankruptcy or similar proceeding, then such demand or notice shall be deemed to have been made or given at the commencement of such proceeding.

16. Deposit Account Agreement.

The Accounts shall also be governed by the Deposit Holder’s account agreement and applicable fee schedules, provided however that in event of conflict, this Agreement shall control.

17.  No agency, etc.

Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between or among Borrower, Lender and Deposit Holder.

18.   Signatures.

This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement. The parties hereby consent to the use of electronic signatures (including but not limited to, facsimile, scanned, pdf format, and other electronic means) in connection with the execution of this Agreement, and further agree that electronic signatures to this Agreement and copies of signatures shall be legally binding with the same force and effect as manually executed signatures

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19. Judicial Reference

ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE RESOLVED BY A JUDICIAL REFERENCE PROCEEDING PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE § 638. THE JUDICIAL REFEREE APPOINTED TO DECIDE THE JUDICIAL REFERENCE PROCEEDING SHALL BE EMPOWERED TO HEAR AND RESOLVE ANY OR ALL ISSUES IN THE PROCEEDING, WHETHER OF FACT OR LAW.

To evidence the parties’ agreement to this Agreement’s terms, they have signed it on the date set forth in the preamble.

LENDER

[_]

By:
Name:
Title:

BORROWER

Faraday Future Intelligent Electric Inc., a Delaware Corporation

By:
Name:	Jiawei Wang
Title:	Global Executive Chairman

DEPOSIT HOLDER

East West Bank,
a California Banking Corporation

By:
Name:
Title:

Schedule A

(List of Accounts)

Bank Name:	East West Bank
ABA No.:	322070381
Account Name:
Account No.: